     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------


                      BELLSOUTH                                          BELLSOUTH CAPITAL
                     CORPORATION                                        FUNDING CORPORATION
                A GEORGIA CORPORATION                                  A GEORGIA CORPORATION
                   I.R.S. EMPLOYER                                        I.R.S. EMPLOYER
                   NO. 58-1533433                                         NO. 58-1744323

                            1155 PEACHTREE ST., N.E.
                          ATLANTA, GEORGIA 30309-3610
                        TELEPHONE NUMBER (404) 249-2000
                             ---------------------
                               AGENT FOR SERVICE
                                RAY E. WINBORNE
                             BELLSOUTH CORPORATION
                                15G03 CAMPANILE
                            1155 PEACHTREE ST., N.E.
                          ATLANTA, GEORGIA 30309-3610
                             ---------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                CLARENCE B. MANNING                                     CHARLES S. WHITMAN III
               BELLSOUTH CORPORATION                                     DAVIS POLK & WARDWELL
             1155 PEACHTREE ST., N.E.                                    450 LEXINGTON AVENUE
                    SUITE 1800                                         NEW YORK, NEW YORK 10017
            ATLANTA, GEORGIA 30309-3610

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [ ] 33-[    ].
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [ ] 33-[    ].
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED             PROPOSED
                                               AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF EACH CLASS OF                  TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED            REGISTERED           PER UNIT(1)       OFFERING PRICE(1)           FEE
---------------------------------------------------------------------------------------------------------------------------
Debt Securities........................  $2,972,735,000 (2)          100%                  $--               $826,420
Interests in the Support Agreement
  between the Registrants..............      --     (3)               --                   --                   --
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by BellSouth Capital Funding Corporation shall be deemed to be the amount to be registered (excluding any fees and commissions). Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from BellSouth Capital Funding Corporation.
(3) No separate consideration will be received for the interests in the Support Agreement.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $727,265,000 OF DEBT SECURITIES REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NOS. 33-51449 AND 333-45607 PREVIOUSLY FILED BY THE REGISTRANTS, IN RESPECT TO WHICH $225,867 HAS BEEN PAID TO THE COMMISSION AS FILING FEES.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS -- SUBJECT TO COMPLETION

                                 $3,700,000,000

                     BELLSOUTH CAPITAL FUNDING CORPORATION

                                DEBT SECURITIES

                        ISSUED UNDER A SUPPORT AGREEMENT
                                      WITH

                             BELLSOUTH CORPORATION

     BellSouth Capital Funding Corporation ("we") may periodically offer these securities. The supplements to this prospectus will describe the specific terms of these securities. You should read this prospectus and any supplements carefully before you invest.

     All of the securities will be covered by a Support Agreement between us and BellSouth Corporation ("BellSouth"), our parent company and sole shareholder. In the Support Agreement, BellSouth has agreed to ensure payment of the securities. (See "Support Agreement" on page 3.)

                         ------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

             THE DATE OF THIS PROSPECTUS IS                , 1999.

                             ABOUT THIS PROSPECTUS

     YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS BUT SHOULD NOT ASSUME THE INFORMATION IS ACCURATE AFTER THE DATE OF THIS PROSPECTUS, EVEN IF IT IS DELIVERED SUBSEQUENTLY FOR ANY PURPOSE. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,700,000,000.

     This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus.

                               TABLE OF CONTENTS

About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
BellSouth Corporation.......................................    3
BellSouth Capital Funding Corporation.......................    3
Support Agreement...........................................    3
Use of Proceeds.............................................    4
Description of Securities...................................    4
Plan of Distribution........................................    7
Legal Opinions..............................................    8
Independent Accountants.....................................    8

                      WHERE YOU CAN FIND MORE INFORMATION

     We are not subject to the informational filing requirements of the SEC, and we have not and will not file any documents under the Securities Exchange Act of 1934. However, BellSouth is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. You may read and copy these reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) 732-0330. In addition, the SEC maintains an Internet site that contains reports and other information regarding BellSouth (http://www.sec.gov).

     We have registered these securities with the SEC (Nos. 33-51449, 333-45607
and 333-       ) under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statements. You may obtain copies of the registration statements, including exhibits, as discussed in the first paragraph.

     The SEC allows us to "incorporate by reference" into this prospectus required information on file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The following documents have been filed by BellSouth with the SEC (File No. 1-8607) and are incorporated by reference into this prospectus:

          (1) BellSouth's Annual Report on Form 10-K for the year ended December 31, 1998.

          (2) BellSouth's Current Reports on Form 8-K for January 20, January 25, March 30 and April 20, 1999.

     All documents that BellSouth files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of any series of securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the date of filing of such documents.

     YOU MAY OBTAIN COPIES OF THE ABOVE DOCUMENTS UPON REQUEST WITHOUT CHARGE FROM THE OFFICE OF THE CONTROLLER OF BELLSOUTH, 1155 PEACHTREE STREET, N.E., 15G03, ATLANTA, GEORGIA 30309-3610 (TELEPHONE NUMBER 404-249-4238).

                             BELLSOUTH CORPORATION

     BellSouth was incorporated in 1983 under the laws of the State of Georgia and has its principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000).

     BellSouth is a holding company, whose principal subsidiary, BellSouth Telecommunications, Inc. ("BST"), provides predominantly tariffed wireline telecommunications services to substantial portions of the population of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. BellSouth's other businesses (primarily domestic and international wireless services and advertising and publishing products) are conducted through separate subsidiaries.

                     BELLSOUTH CAPITAL FUNDING CORPORATION

     We were incorporated in 1987 under the laws of the State of Georgia and have our principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000).

     Our sole corporate purpose is obtaining financing to provide funds for BellSouth's diversification and investments and for general working capital for BellSouth, its subsidiaries and joint ventures. We do not provide financing to BST, other than its subsidiaries whose operations are not regulated by tariff. We raise funds through the sale of debt securities in the United States, European and other overseas markets. We do not engage in any separate business operations.

     On October 14, 1987, the SEC issued an order exempting us from the provisions of the Investment Company Act of 1940, provided that (1) we comply with the provisions of Rule 3a-5 under the Act and (2) the securities remain covered by the Support Agreement.

                               SUPPORT AGREEMENT

     Under the Support Agreement, BellSouth has agreed to cause us to maintain a positive tangible net worth, as determined in accordance with generally accepted accounting principles. The Support Agreement also provides that we must remain a wholly-owned subsidiary of BellSouth.

     BellSouth will provide us sufficient funds to pay the securities. If we default on the securities, the holders or a trustee acting on their behalf can sue BellSouth directly. However no holder of securities or trustee acting on their behalf would have recourse against the stock or assets of BST. Dividends paid to BellSouth by BST, which in 1998 aggregated approximately $2.3 billion, are not subject to this limitation. BellSouth's non-BST net book assets, which would also be available to holders of securities under the Support Agreement, aggregated approximately $7.3 billion at December 31, 1998.

     BellSouth cannot amend or terminate the Support Agreement to adversely affect the rights of holders of securities without the written consent of all holders.

                                USE OF PROCEEDS

     Our general plans for the proceeds from the sale of the securities are described under "BellSouth Capital Funding Corporation" above. Prospectus supplements will describe specific applications.

     The Company will loan to or invest in BellSouth or its qualifying subsidiaries the proceeds from the offerings as soon as practicable, but in no event later than six months after receipt. In the interim, we will invest the proceeds only in U.S. government securities or commercial paper permitted by Rule 3a-5(a)(6) of the SEC under the Investment Company Act of 1940.

                           DESCRIPTION OF SECURITIES

     The following description sets forth certain general terms and provisions of the securities and the Indenture. You may obtain a copy of the Indenture as described in "Where You Can Find More Information" on page 2. Particular sections of the Indenture are cited parenthetically.

GENERAL

     The securities will be issued under an Indenture dated as of August 1, 1992 among the Company, BellSouth and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A. (the "Trustee"). BellSouth and certain of its affiliates maintain banking relationships in the ordinary course of business with the Trustee and certain of its affiliates.

     The Indenture does not limit the amount of securities that may be issued, and securities may be issued as authorized from time to time by our Board of Directors, by a Company order signed by two of our officers or by a supplemental indenture. The securities will be unsecured general obligations and will rank equally with our other outstanding debt.

GLOBAL SECURITIES

  Form and Exchange

     We will normally issue the securities in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. We will refer to this form here and in the prospectus supplement as "book-entry only."

     Alternatively, we may issue the securities in certificated form registered in the name of the holder. Under these circumstances, holders may receive certificates representing the securities. Securities in certificated form will be issued only in increments of $1,000 and multiples of $1,000 and will be exchangeable without charge except for reimbursement of taxes or other governmental charges, if any. We will refer to this form as "certificated."

     If we issue original issue discount ("OID") securities, we will describe the special United States federal income tax and other considerations of a purchase of such securities in the prospectus supplement. OID securities are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

  Book-Entry Only Procedures

     The following discussion pertains to securities that are issued in book-entry only form.

     We would issue one or more global securities to DTC or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security is not transferable, except that DTC, its nominees and their successors may transfer an entire global security to one another.

     Under book-entry only, we would not issue certificates to individual holders of the securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

     DTC has provided us with the following information. DTC is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the United States Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     We will wire principal and interest payments to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, neither we, BellSouth nor the Trustee will have any direct responsibility or liability to pay amounts due on the securities, or to furnish any information, to owners of beneficial interests in the global securities.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records as of the record date for such payment. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the Trustee, BellSouth or us.

     Securities represented by a global security would be exchangeable for securities represented by certificates with the same terms in authorized denominations only if:

     - DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

     - we instruct the Trustee that the global security is not exchangeable; or

     - an event of default has occurred and is continuing.

LIEN ON ASSETS

     Neither the Indenture nor the Support Agreement restricts BellSouth or us from encumbering any of our respective assets. However, if we encumber any of our assets, we will likewise secure outstanding securities, and any other of our obligations, which may be entitled to the benefit of a similar covenant.

This covenant does not apply to purchase-money liens, to deposits or pledges under workers' compensation, unemployment insurance or other laws or to secure judicial or other statutory obligations. (Section 4.02)

SUCCESSOR ENTITIES

     Neither we nor BellSouth may consolidate with or merge into, or transfer or lease our respective property and assets substantially as an entirety to, another entity unless the successor entity is a United States corporation and, in our case, it assumes all our obligations under the securities and the Indenture and, in the case of BellSouth, it assumes all the obligations of BellSouth under the Indenture and the Support Agreement. In that event, except in the case of a lease, all such obligations of us or BellSouth, as the case may be, shall terminate. (Sections 5.01 and 5.02)

     BellSouth or a subsidiary may obligate itself to pay the principal of and interest on all securities and to perform our Indenture covenants. In that event, BellSouth or the subsidiary would have the same rights and obligations as we would under the Indenture, and we would be released from the Indenture. (Section 5.03).

EVENTS OF DEFAULT

     The following would be events of default under the Indenture regarding a series of securities:

     - default in the payment of interest on any security of such series for 90 days;

     - default in the payment of the principal of any security of such series;

     - failure by us or BellSouth for 90 days after notice to comply with any of our other Indenture or Support Agreement agreements regarding the securities of such series (other than covenants relating only to other series) and

     - certain events of bankruptcy or insolvency relating to us.

     A payment default regarding one series would not create a cross-default with regard to any other series of Indenture securities. (Section 6.01) If an event of default occurs and is continuing regarding the securities of any series, the Trustee or the holders of at least 25% in principal amount of all of the outstanding securities of that series may declare the principal (or, if the securities of that series are OID securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the securities of that series to be due and payable. Securities of all other series would be unaffected. Upon declaration, such principal (or, in the case of OID securities, such specified amount) and interest would become due and payable immediately. (Section 6.02)

     Securityholders may not enforce the Indenture, the securities or the Support Agreement, except as provided in the Indenture and the Support Agreement. (Section 6.06) The Trustee may require indemnity before it enforces the Indenture, the securities or the Support Agreement. (Section 7.01(e)) Subject to certain limitations, holders of a majority in principal amount of the securities of each series affected may direct the Trustee in its exercise of any trust power regarding securities of that series. (Section 6.05) The Trustee may withhold from securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05)

AMENDMENT AND WAIVER

     Subject to certain exceptions, the Indenture and the securities may be amended or supplemented by agreement of us, BellSouth and the Trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each affected series. Also, we may be excused from complying with an obligation with the consent of the holders of a majority in principal amount of outstanding securities of each affected series. However, without the consent of each securityholder affected, an amendment or waiver may not

     - reduce the amount of securities whose holders must consent to an amendment or waiver;

     - reduce the rate of or change the time for payment of interest on any security;

     - reduce the principal of, or change the fixed maturity of, any security;

     - waive a default in the payment of principal of or interest on any security;

     - make any security payable in money other than that stated in the security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any securities; or

     - amend or terminate the Support Agreement to the detriment of the securityholders. (Section 9.02)

     We, BellSouth and the Trustee may agree to amend or supplement the Indenture without the consent of any securityholder

     - to cure any ambiguity, defect or inconsistency in the Indenture or in the securities of any series;

     - to secure the securities under the circumstances described under "Lien on Assets" on page 5;

     - to provide for the assumption of all the obligations of us or BellSouth, as the case may be, under the securities and the Indenture in connection with a merger, consolidation or transfer or lease of our or BellSouth's property and assets substantially as an entirety as provided for in the Indenture;

     - to provide for the assumption by BellSouth or a subsidiary of all our obligations under the securities and the Indenture;

     - to provide for the issuance of, and establish the form, terms and conditions of, a series of securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of securities;

     - to provide for uncertificated securities in addition to or in place of certificated securities;

     - to add to rights of securityholders or surrender any right or power conferred on us; or

     - to make any change that does not adversely affect the rights of any securityholder.
       (Section 9.01)

                              PLAN OF DISTRIBUTION

     We may sell the securities directly to purchasers, through agents, through dealers, through underwriters or through a combination of those methods.

     The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of securities, underwriters or agents may receive discounts, concessions or commissions from us or from purchasers for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive discounts, concessions or commissions from the underwriters or from purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may all have the status of underwriters under the Securities Act of 1933. The prospectus supplement will identify any underwriter or agent and describe any compensation paid by us.

     We may agree to indemnify underwriters and other persons against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL OPINIONS

     Mark D. Hallenbeck, Associate General Counsel of BellSouth and our General Counsel, is rendering an opinion regarding the legality of the securities. Mr. Hallenbeck may be deemed to beneficially own 22,760 shares of BellSouth Common Stock, including interests through various BellSouth employee benefit plans.

     On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is rendering an opinion regarding certain legal matters in connection with the offering of the securities.

                            INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP, independent accountants, has audited the consolidated financial statements included in BellSouth's Annual Report on Form 10-K for the year ended December 31, 1998. That 10-K is incorporated by reference in this prospectus, to the extent and for the periods indicated in PricewaterhouseCoopers LLP's report relating to such consolidated financial statements, which is also incorporated by reference. We have included BellSouth's consolidated financial statements in reliance upon the report of PricewaterhouseCoopers LLP given upon their authority as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Filing Fee...............  $  826,420
Rating Agency Fees..........................................     484,000*
Initial Fees and Expenses of Trustee, Transfer Agent and
  Paying Agent..............................................      20,000*
Printing and Distribution of Registration Statement,
  Prospectus, Distribution Agreement, Indenture, Notes and
  Miscellaneous Material....................................      70,000*
Accountants' Fees and Expenses..............................      20,000*
Legal Fees and Expenses.....................................      50,000*
Miscellaneous Expenses......................................      29,580*
                                                              ----------
          Total.............................................  $1,500,000*
                                                              ==========

---------------

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth, (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and have approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained by BellSouth, and in the event of a "change in control" (as defined in the Indemnity Agreement), obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

     The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

     The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

     BellSouth's Bylaws, and those of the Company, also provide that BellSouth and the Company, respectively, shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth or the Company, respectively,) by reason of service as a director or officer of BellSouth or the Company, respectively (or of another entity at BellSouth's or the Company's request), against liabilities and expenses to the maximum extent permitted by the GBCC.

     The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provision (with respect to directors) in BellSouth's Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

     The directors and officers of BellSouth and the Company are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth or the Company, as the case may be, is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth or the Company, as the case may be, for amounts paid by it, in respect of such claims if BellSouth or the Company, as the case may be, is required to indemnify officers and directors for such claims.

     Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify BellSouth's and the Company's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to BellSouth and the Company by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS

ITEM
 NO.                                DESCRIPTION
-----                               -----------
1*      --  Form of Distribution Agreement for Medium-Term Notes, Series
              C (Exhibit 1 to Registration Statement No. 333-45607).
1-b     --  Form of Underwriting Agreement.
4-a*    --  Indenture dated as of August 1, 1992 among BellSouth Capital
              Funding Corporation, BellSouth Corporation and The Bank of
              New York, as successor to Wachovia Bank of Georgia, N.A.
              (Exhibit 4-a to Registration Statement No. 33-48929)
4-b*    --  Global Form of BellSouth Capital Funding Corporation Fixed
              Rate Medium-Term Note, Series C (Exhibit 4-b to
              Registration Statement No. 333-45607).
4-c*    --  Global Form of BellSouth Capital Funding Corporation
              Floating Rate Medium-Term Note, Series C (Exhibit 4-c to
              Registration Statement No. 333-45607).
4-d*    --  Global Form of BellSouth Capital Funding Corporation
              Amortizing Medium-Term Note, Series C (Exhibit 4-d to
              Registration Statement No. 333-45607).
4-e*    --  Support Agreement dated as of October 15, 1987 between
              BellSouth Capital Funding Corporation and BellSouth
              Corporation, as amended as of August 1, 1992. (Exhibit 4-e to Registration Statement No. 33-51449).
5       --  Opinion of Mark D. Hallenbeck, Associate General Counsel of
              BellSouth Corporation and General Counsel of BellSouth
              Capital Funding Corporation, as to the legality of the
              securities to be issued.
12      --  Computation of Ratio of Earnings to Fixed Charges.
23-a    --  Consent of PricewaterhouseCoopers LLP, independent
              accountants.
23-b    --  Consent of Mark D. Hallenbeck is contained in Exhibit 5.
24-a    --  Powers of Attorney -- BellSouth Capital Funding Corporation
24-b    --  Powers of Attorney -- BellSouth Corporation.
25      --  Statement of Eligibility of Trustee.

---------------

* Exhibit incorporated by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 26th day of April, 1999.

                                          BELLSOUTH CAPITAL FUNDING
                                          CORPORATION

                                          By     /s/ W. PATRICK SHANNON
                                            ------------------------------------
                                               W. Patrick Shannon, Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
  Mark E. Droege*               President

PRINCIPAL FINANCIAL OFFICER:
  Gary L. Walton*               Vice President and Treasurer

PRINCIPAL ACCOUNTING OFFICER:
  W. Patrick Shannon*           Controller


DIRECTORS:                                                            *By /s/ W. PATRICK SHANNON
  Ronald M. Dykes*                                       ---------------------------------------------------
  Mark E. Droege*                                              W. Patrick Shannon, as attorney-in-fact
                                                        and on his own behalf as Principal Accounting Officer
                                                                            April 26, 1999

---------------

* by power of attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 26th day of April, 1999.

                                          BELLSOUTH CORPORATION

                                          By     /s/ W. PATRICK SHANNON
                                            ------------------------------------
                                                     W. Patrick Shannon
                                               Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:
  F. Duane Ackerman*               Chairman of the Board, President and Chief Executive
                                   Officer
PRINCIPAL FINANCIAL OFFICER:
  Ronald M. Dykes*                 Executive Vice President and Chief Financial Officer
PRINCIPAL ACCOUNTING OFFICER:
  W. Patrick Shannon*              Vice President and Controller

DIRECTORS:
 F. Duane Ackerman*
  Reuben V. Anderson*
  James H. Blanchard*
  J. Hyatt Brown*
  Armando M. Codina
  Phyllis Burke Davis
  Kathleen F. Feldstein*                                      *By /s/ W. PATRICK SHANNON
  John G. Medlin, Jr.*                           ----------------------------------------------------
  Leo F. Mullin*                                                 W. Patrick Shannon,
  Robin B. Smith*                                              as attorney-in-fact and
  C. Dixon Spangler, Jr.*                         on his own behalf as Principal Accounting Officer
  William S. Stavropoulos*
  J. Tylee Wilson*                                                  April 26, 1999

---------------

* by power of attorney

                                 EXHIBIT INDEX

 ITEM
  NO.                                  DESCRIPTION                           PAGE
-------                                -----------                           ----
   1-b    --   Underwriting Agreement......................................
   5      --   Opinion of Mark D. Hallenbeck Associate General Counsel of
               BellSouth Corporation and General Counsel of BellSouth
               Capital Funding Corporation, as to the legality of the
               Securities to be issued.....................................
  12      --   Computation of Ratio of Earnings to Fixed Charges...........
  23-a    --   Consent of PricewaterhouseCoopers LLP, independent
               accountants.................................................
  23-b    --   Consent of Mark D. Hallenbeck is contained in Exhibit 5.....
  24-a    --   Powers of Attorney -- BellSouth Capital Funding
               Corporation.................................................
  24-b    --   Powers of Attorney -- BellSouth Corporation.................
  25      --   Statement of Eligibility of Trustee.........................